                                                Exhibit 99.1


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                  FORM 11-K



[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 1993

                                     OR

[   ]   TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES
        EXCHANGE ACT OF 1934

For the transition period from            to           .
                               ----------    -----------



Commission File No. 1-6435



A.   BOLT BERANEK AND NEWMAN INC. RETIREMENT TRUST
     (Full title of plan)

B.   Bolt Beranek and Newman Inc.
     150 CambridgePark Drive
     Cambridge, MA  02140
     (Name and address of issuer)

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused the annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                              BOLT BERANEK AND NEWMAN INC.
                              RETIREMENT TRUST


                              Ralph A. Goldwasser
                              Trustee
                              Bolt Beranek and Newman Inc.
                                   Retirement Trust

                              Senior Vice President and Chief
                                   Financial Officer
                              Bolt Beranek and Newman Inc.

April 4, 1994

             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

             FINANCIAL  STATEMENTS  AND  SUPPLEMENTAL  SCHEDULES


                          -------------------------


                                    INDEX



                                                            Page(s)
                                                            -------


Report of Independent Accountants                                2

Financial Statements:

  Statements of Net Assets Available for Plan Benefits,
     June 30, 1993 and 1992                                      3

  Statement of Changes in Net Assets Available for
     Plan Benefits for the year ended June 30, 1993              4

  Notes to Financial Statements                                5-9

Supplemental Schedules:

  Item 27a - Schedule of Assets Held for Investment Purposes
     at June 30, 1993                                           10

  Item 27d - Schedule of Reportable Transactions for the
     year ended June 30, 1993                                   11



NOTE: Certain supplemental schedules required by the Employee Retirement Income Security Act of 1974 have not been included herein, as they are not applicable to the Bolt Beranek and Newman Inc. Retirement Trust.

NOTE: Page references relate solely to this document in its traditional filing format.

                    REPORT  OF  INDEPENDENT  ACCOUNTANTS

                          -------------------------



To the Board of Trustees and Plan Administrators of
Bolt Beranek and Newman Inc. Retirement Trust:


  We have audited the statements of net assets available for plan benefits of the Bolt Beranek and Newman Inc. Retirement Trust (the "Plan") as of June 30, 1993 and 1992 and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1993. These financial statements are the responsibility of the Plan Administrators and the Board of Trustees. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1993 and 1992, and the changes in net assets available for plan benefits for the year ended June 30, 1993 in conformity with generally accepted accounting principles.

  Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.

                                              Coopers & Lybrand


Boston, Massachusetts
December 21, 1993

             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

         STATEMENTS  OF  NET  ASSETS  AVAILABLE  FOR  PLAN  BENEFITS

                           June 30, 1993 and 1992

                          -------------------------

                                                    1993          1992
                                                ------------  ------------
ASSETS

Investments at fair value
   (Notes B, C, D and E)                        $189,287,799  $158,882,916

Employer contributions receivable (Note B)            53,992     2,178,274

Interest and dividends receivable                     10,736        13,787
                                                ------------  ------------
       TOTAL ASSETS                             $189,352,527  $161,074,977
                                                ============  ============


LIABILITIES

Accrued administrative expenses (Note G)              18,873        19,006
                                                ------------  ------------
      TOTAL LIABILITIES                               18,873        19,006
                                                ------------  ------------

Net assets available for plan benefits          $189,333,654  $161,055,971
                                                ============  ============




                   The accompanying notes are an integral
                     part of these financial statements.

             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

             STATEMENT  OF  CHANGES  IN  NET  ASSETS  AVAILABLE
                             FOR  PLAN  BENEFITS

                      For the year ended June 30, 1993

                          -------------------------

Additions:

   Employer contributions (Note B)                            $  6,515,237
   Employee contributions (Note B)                                 955,205
   Investment income (Notes B and D)                            12,454,186
   Net appreciation in fair value of investments (Notes B & I)  14,887,089
                                                              ------------
      Total Additions                                           34,811,717
                                                              ------------

Deductions:

   Termination and death benefits paid to participants (Note C)  6,493,975
   Administrative expenses (Note G)                                 40,059
                                                              ------------
      Total Deductions                                           6,534,034
                                                              ------------

      Net additions                                             28,277,683

Net assets available for plan benefits,
      beginning of year                                        161,055,971
                                                             -------------
Net assets available for plan benefits,
      end of year                                             $189,333,654
                                                              ============




                   The accompanying notes are an integral
                     part of these financial statements.

             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

                      NOTES  TO  FINANCIAL  STATEMENTS

                          -------------------------

A. Trust Description:
   ------------------
   The Bolt Beranek and Newman Inc. Retirement Trust (the "Plan") is a qualified defined contribution plan established in 1954 to provide retirement benefits for domestic employees of Bolt Beranek and Newman Inc. and its subsidiaries (hereinafter Bolt Beranek and Newman Inc. and its participating subsidiaries are referred to as the "Company") who have completed one year of service, as defined. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

B. Summary of Significant Accounting Policies:
   -------------------------------------------

   Investments Valuation
   ---------------------
   Investments in mutual and money market fund shares are valued based on reported net asset values. Investments in common stocks are carried at quoted market values. The investment in the John Hancock Venture Capital Fund, a limited partnership, is carried at the Plan's proportionate share of the Fund's net asset value. The Plan's limited partnership interest is not readily marketable. The Plan presents in the statement of changes in net assets available for Plan benefits the net appreciation in the fair value of its investments which consists of net realized gains of $1,015,414 and the unrealized appreciation of $13,871,675 on those investments.

   Contributions
   -------------
   The Plan receives contributions as voted annually by the Company according to the terms of the Plan. Employer contributions are recorded for each plan year in such amounts as have been voted by the Company pursuant to the provisions of the Plan and include amounts paid directly to participants as elective cash options, if any.

   Employee contributions are recorded in the period when received from the participant directly or in which the Company makes payroll deductions from those Plan participants who have authorized voluntary contributions to be withheld. Employee contributions are subject to certain limitations imposed by the Internal Revenue Code and may require the subsequent return of a portion of the contributions made during the previous plan year.

   Other
   -----
   Purchases and sales of securities are reflected on a trade-date basis. Gains or losses on sales of investments are determined based on the average cost method.

              BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

                          -------------------------

B. Summary of Significant Accounting Policies, continued:
   ------------------------------------------------------

   Other, continued
   ----------------
   Investment income includes dividends, capital gains distributions and interest income and are reinvested as earned. Dividends and capital gains distributions are recorded on the ex-dividend date. Interest income is recorded as earned.

   The management and service fees of the Fidelity Group of Funds are charged to operations of the respective funds.

C. Plan Provisions:
   ----------------

   Vesting
   -------
   Plan participants are 100% vested (benefits to which the participant is entitled regardless of future service with the Company) in the portion of the annual employer contribution credited to their account which exceeds 7 1/2% of their credited compensation, as defined. The remaining portion of the participants' account balance vest at the rate of 2 1/12% per month; thus upon completion of four years of participation, employees become fully vested. Upon disability, attainment of age 65 or death, employees become fully vested with respect to all of the employer contributions.

   Forfeitures
   -----------
   Forfeitures of nonvested employer credits are allocated to the remaining plan participants as provided by the plan.

   Benefit Payments
   ----------------
   Employees may commence to receive benefits after retirement on or after age 55 or upon total disability. These benefits may be paid in a lump sum or in installments over a period of up to 15 years. Benefits must commence no later than April 1 following the calendar year in which the participant attains age 70 1/2.

   Upon death the participant's designated beneficiary is entitled to receive the amount in the participant's account.

   If a participant leaves for reasons other than death, total disability or retirement on or after 65, vested benefits (a) will be paid in lump sum if the total vested balance does not exceed $3,500, (b) may be paid in a lump sum if the total vested balance exceeds $3,500 but is less than $7,500,
   (c) will be deferred to the earlier of age 55 or three years after termination if the vested balance at termination is at least $7,500.

              BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

                          -------------------------

C. Plan Provisions, continued:
   ---------------------------

   Withdrawals
   -----------
   A participating employeee may withdraw their voluntary contributions up to the lesser of the then current value of their contributions or the actual amount contributed by the participating employee, provided that at least $500 is withdrawn. Contributions withdrawn cannot be reinvested. No other amounts are available for in-service withdrawl except for loans.

   Loans
   -----
   With the approval of the Trust Administrators (the "Administrators"), participants may borrow an amount up to one-half of the vested interest in their accounts, with the maximum amount loaned not to exceed $50,000. Interst is charged at a reasonable fixed rate established by the Administrators which approximate market rates (10% as of January 6, 1993). The loan must be repaid in substantially equal installments, payable no less frequently than quarterly, within a reasonable period specified by the Administrators, not to exceed five years.

D. Investment Funds of the Plan:
   -----------------------------
   A description of the investment funds of the Plan at June 30, 1993 is as follows:

     - Fidelity's U.S. Government Fund replaced the Retirement Government Money Market Portfolio as of March 1, 1993, and is generally intended for investors in tax-saving retirement plans. The Fund seeks as high a level of current income as is consistent with the preservation of capital and liquidity by investing in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. The Fund's objective is to be a conservative, low-risk investment.

     - Fidelity Puritan Fund is a growth and income fund. The Fund's investment objective emphasizes income by investing in a broadly diversified portfolio of high-yielding securities. These securities include common stock, preferred stock, and bonds. The Fund seeks to achieve capital growth in addition to regular quarterly dividends.

               BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

                          -------------------------

D.   Investment Funds of the Plan, continued:
     ----------------------------------------

     - Fidelity Equity-Income Fund is a growth and income fund. The Fund seeks a yield that exceeds the composite yield of the Standard and Poor's 500 Index, and considers the potential for capital appreciation when selecting fund investments. The Fund invests primarily in common and preferred stocks, but can also invest in bonds and convertible securities. Dividend amounts will vary, depending on the yields of the securities held in the portfolio.

     - Fidelity Magellan Fund is a growth fund. The Fund seeks long-term capital appreciation by investing in stocks of both well-known and lesser-known companies with above-average growth potential and a correspondingly higher level of risk. Securities may be of foreign and domestic companies.

     - Fidelity Europe Fund is a growth fund which seeks long-term capital appreciation by investing in securities of issuers that have their principal activities in Western Europe. The Fund invests primarily in foreign securities, including common stock, securities convertible into common stock, and debt instruments.

     - Fidelity U.S. Equity Index Portfolio (a portfolio of Fidelity Institutional Trust) seeks to provide investment results that correspond to the total return performance of the companies comprising the Standard & Poor's
       500 index.

     - Trustees' Fund investments include the remaining investments of a former investment option and a money market fund account to accumulate interim employer contributions. At June 30, 1993, the investments consist of money market funds and a venture capital fund.

     - The BBN Stock Fund allows participants to allocate up to 15% of the value of their accounts in this Fund which consists solely of the Company's common stock.

               BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

                          -------------------------

D. Investment Funds of the Plan, continued:
   ----------------------------------------

   Participants may reallocate their individual accounts among the available
   investment options once   each month.  No allocations are allowed to or
   from the Trustees' Fund. Proceeds from investments maturing or sold in this fund will be invested in the Fidelity mutual funds in accordance with the participants selected fund allocations.

E. Investments:
   ------------
   Investments held by the Trust at June 30, 1993 and 1992 in each fund are summarized as follows:

                              1993                       1992
                     -----------------------------------------------------
                        Cost         Market         Cost         Market
                     -----------   -----------   -----------   -----------
Fidelity US Government
   Fund and Retirement
   Government Money
   Market Portfolio $ 37,093,515    37,093,515  $ 40,770,986  $ 40,770,986
Fidelity Puritan      51,529,748    61,950,551    41,888,925    46,920,053
Fidelity Equity
   Income             25,900,571    31,473,717    23,059,017    24,371,337
Fidelity Magellan     38,969,677    42,909,194    34,017,903    34,611,072
Fidelity US Equity
   Index               2,747,448     3,206,085     2,767,926     3,053,854
Fidelity Europe        2,812,164     2,772,791     2,370,491     2,389,237
Trustees' Fund         7,117,760     7,080,028     5,118,027     5,442,666
BBN Stock Fund         1,310,811     1,817,818       811,959       637,040
                    ------------  ------------  ------------  ------------

                    $167,481,694   188,303,692  $150,805,234   158,196,245
                    ============                ============
Loans to participants                  984,107                     686,671
                                  ------------                ------------
                                  $189,287,799                $158,882,916
                                  ============                ============

  At June 30, 1993 and 1992, Fidelity Puritan Fund, Fidelity Equity-Income
  Fund, Fidelity Magellan Fund, and Fidelity U.S. Government Fund each exceeded 5% of the net assets available for plan benefits. Additionally, at June 30,1993, $75,033,180 of the Plan's investment assets belong to persons who do not have active accounts in the Plan, and who have not yet received disbursement of their account balance.

              BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

                          -------------------------

F. Tax Status:
   -----------
  The Internal Revenue Service has determined that the Plan is a qualified plan under Section 401(a) of the Internal Revenue Code and is therefore exempt from federal income taxes under the provisions of Section 501(a). The most recent amendment, made in connection with the most recent IRS determination letter, was made to the Plan during fiscal 1993.

G. Administrative Expenses:
   ------------------------
  Administrative expenses consist primarily of those costs associated with the independent audit and charges assessed by the Plan's recordkeeper. Certain other administrative expenses of the Plan are absorbed directly by the Company.

H. Termination Priorities:
   -----------------------
  While the Company has established the Plan with the intention and expectation that contributions will continue indefinitely, the Company may terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. In the event that the Board of Directors of the Company votes to terminate the Plan, the Plan would be discontinued as of the date specified in the notice of termination directed to the Board of Trustees (the "Trustees"). Upon such termination of the Plan, each participating employee's interest in employer credits would become fully vested and nonforfeitable. After payment of proper expenses by the Trustees, the Trust would be liquidated and each participating employee (or beneficiary of a deceased participating employee) would be entitled to receive their interest in the Trust fund, as of the date of liquidation, in cash or in kind, a single payment. Net assets available for plan benefits at June 30, 1993 do not reflect any provision for liquidation expenses or for costs related to disposition of investments. Participants remaining at the time of liquidation would bear all such investment costs.

I. Net Appreciation (Depreciation) in the Fair Value of Investments:
   -----------------------------------------------------------------
   The net appreciation (depreciation) of investment funds for the year ended June 30, 1993 are as follows:

                                                    1993
                                                -----------
          Fidelity Puritan Fund                 $ 5,862,951
          Fidelity Equity Income Fund             4,484,297
          Fidelity Magellan Fund                  3,537,527
          Fidelity U.S. Equity Index Fund           299,203
          Trustees' Fund                            119,783
          BBN Stock Fund                            706,295
          Fidelity Europe Fund                     (122,967)
                                                -----------
          TOTAL                                 $14,887,089
                                                ===========

             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

                    ITEM 27a - SCHEDULE  OF  ASSETS  HELD
                          FOR  INVESTMENT  PURPOSES

                              At June 30, 1993

                          -------------------------

Number of
Shares (S),
Number of
loans (L),
or Amount (A)    Description                       Cost          Market
- --------------   ------------                   ------------  ------------

          Mutual Funds
          ------------
 3,789,025 (S)  Fidelity Puritan Fund           $ 51,529,748  $ 61,950,551
   614,745 (S)  Fidelity Magellan Fund            38,969,677    42,909,194
   985,093 (S)  Fidelity Equity Income Fund       25,900,571    31,473,717
   190,385 (S)  Fidelity U.S. Equity Index
                  Portfolio                        2,747,448     3,206,085
   169,486 (S)  Fidelity Europe Fund               2,812,164     2,772,791
                                                ------------  ------------
                                                 121,959,608   142,312,338

          Money Market Funds
          ------------------
 6,450,506 (S)  Fidelity Money Market Trust        6,450,506     6,450,506
   297,124 (S)  Fidelity Daily Income Trust          297,124       297,124
    68,966 (S)  Fidelity Cash Reserves                68,966        68,966
37,093,515 (S)  Fidelity U.S. Government Fund     37,093,515    37,093,515
                                                ------------  ------------
                                                  43,910,111    43,910,111

          Partnerships
          ------------
   301,164 (A)  John Hancock Venture Capital Fund    301,164       263,432

          Common Stocks
          -------------
   227,226 (S)  Bolt Beranek and Newman Inc.       1,310,811     1,817,811

          Loans to Participants
          ---------------------
       166 (L)  Loans to participants
                Various principal amounts
                maturing through 6/30/98 with
                interest rates from 8% to 13%        ---           984,107
                                                ------------  ------------
                                                $167,481,694  $189,287,799
                                                ============  ============

              BOLT BERANEK  AND  NEWMAN  INC.  RETIREMENT TRUST

               ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                      For the year ended June 30, 1993

                          -------------------------

     The following schedule itemizes those securities for which the aggregate amount of purchase or sale transactions, or for which a single transaction, was in excess of 5% of the current fair value of the Plan's net assets at July 1, 1992.

                      Aggregate Reportable Transactions
                      ---------------------------------

                                                                        Gain
Description of Security            Purchases          Sales            (Loss)
- -----------------------            ---------          -------         -------

  Fidelity U.S. Government Fund   41,111,376           (1)              N/A

  Fidelity Retirement Government
    Money Market Portfolio           (1)            46,356,621          N/A

  Fidelity Puritan Fund           14,604,307           (1)            473,277

  Fidelity Magellan Fund          10,864,031           (1)            191,177




                       Single Reportable Transactions
                       ------------------------------


     There were no single transactions in excess of 5% of the current fair value of the Plan's net assets at July 1, 1992.



(1)Transaction value less than 5% of the current fair value of the Plan's net assets at July 1, 1992.